UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 26, 2010 (February 24, 2010)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 24, 2010, the United States District Court for the Eastern District of Virginia, Alexandria Division, issued a Memorandum Opinion and Order awarding Plaintiff Comstock Potomac Yard, L.C., (“Comstock Potomac Yard”) a subsidiary of Comstock Homebuilding Companies, Inc. (the “Company”) a total of $11,733,002 from the Defendant, Balfour Beatty Construction, LLC, successor in interest to Centex Construction (“Balfour”). In addition, Comstock Potomac Yard is entitled to recovery of certain attorney’s fees in an amount to be determined at a future date. Balfour was the general contractor for Comstock Potomac Yard’s Eclipse on Center Park Condominium project (the “Project”) in Arlington, Virginia.

The judgment resulted from litigation initiated by Comstock Potomac Yard in September of 2008 against Balfour to recover its actual and liquidated damages due to construction delays and additional costs incurred by Comstock Potomac Yard with respect to the Project and to invalidate mechanics liens improperly filed by Balfour against the Project on July 28, 2008. The mechanics liens had been previously removed from the Project by a court order dated April 20, 2009.

On February 26, 2010 the Company issued a press release regarding the Memorandum Opinion and Order, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release by Comstock Homebuilding Companies, Inc., dated February 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2010

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer